Exhibit (a)(1)(D)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
MILLENNIUM PHARMACEUTICALS, INC.
at
$25.00 Net Per Share
by
MAHOGANY ACQUISITION CORP.
a wholly-owned subsidiary of
TAKEDA AMERICA HOLDINGS, INC.
a wholly-owned subsidiary of
TAKEDA PHARMACEUTICAL COMPANY LIMITED

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THURSDAY, MAY 8, 2008, UNLESS THE OFFER IS EXTENDED.

April 11, 2008

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Mahogany Acquisition Corp. ("Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Takeda America Holdings, Inc. ("Takeda America"), which is a New York corporation and wholly-owned subsidiary of Takeda Pharmaceutical Company Limited, a corporation organized under the laws of Japan, is making an offer to purchase all outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium"), at $25.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated April 11, 2008, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). UBS Securities LLC has been appointed to act as the Dealer Manager in connection with the Offer.

For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1. Offer to Purchase, dated April 11, 2008;

2. Letter of Transmittal, including a Substitute Form W-9, for your use and for the information of your clients;

3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the "Depositary") by the expiration of the Offer or if the procedure for book-entry transfer cannot be completed by the expiration of the Offer;

4. A form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding; and

6. A return envelope addressed to the Depositary, for your use only.

WE REQUEST THAT YOU CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THURSDAY, MAY 8, 2008, UNLESS THE OFFER IS EXTENDED.

Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Information Agent and the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

In order to accept the Offer a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, should be sent to the Depositary by 12:00 midnight, New York City time, at the end of Thursday, May 8, 2008.

Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at the address and telephone numbers set forth on the back cover of the Offer to Purchase.

Very truly yours,

UBS Securities LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF MAHOGANY ACQUISITION CORP. OR ANY OF ITS AFFILIATES, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.